EXHIBIT (17)(A)

                                          VOTE THIS PROXY CARD TODAY

                                  EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                         VOTE BY TOUCH-TONE PHONE, BY MAIL, OR VIA THE INTERNET!

                         CALL: To vote by phone, call toll-free 1-800-690-6903 and follow the recorded instructions.

                         LOG-ON: Vote on the internet at WWW.PROXYWEB.COM and
                                 follow the on-line directions.

                         MAIL: Return the signed proxy card in the enclosed envelope.

                                                  THE PROVIDENT RIVERFRONT FUNDS
                                                  PROXY FOR A SPECIAL MEETING OF
                                              SHAREHOLDERS ON SEPTEMBER 23, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE PROVIDENT RIVERFRONT FUNDS (THE "TRUST") and relates to the proposals with respect to The Riverfront Large Company Select Fund, The Riverfront Balanced Fund, The Riverfront Small Company Select Fund, The Riverfront Select Value Fund, The Riverfront U.S. Government Fund and The Riverfront U.S. Government Securities Money Market Fund (the "Riverfront Target Funds"), for use at a Special Meeting of Shareholders to be held on September 23, 2004 at 2:00 p.m. (Eastern Time) in the offices of PFPC Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406 and at any adjournment thereof.

The undersigned hereby appoints David Lebisky and Diane Drake and each of them, attorneys and proxies of the undersigned each with the power of substitution and resubstitution, to attend, vote and act for the undersigned at the above-referenced Special Meeting of Shareholders, and at any adjournment or adjournments thereof, casting votes according to the number of shares of the Riverfront Target Fund (the name of which is imprinted on this proxy card) which the undersigned may be entitled to vote with respect to the proposals set forth on the reverse, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such Special Meeting, and hereby ratifying and confirming all that said attorneys and proxies, or each of them, may lawfully do by virtue hereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE RIVERFRONT TARGET FUNDS AND THE COMBINED PROSPECTUS/PROXY STATEMENT.

                                              YOUR VOTE IS IMPORTANT.
                                 IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
                                                  Date:___________________, 2004
                                 -----------------------------------------------


                                 -----------------------------------------------
                                    Signature (Joint Owners) (SIGN IN THE BOX)

                                        Please sign exactly as name appears
                                        herein. If shares are held in the
                                        name of joint owners, each should
                                        sign. Attorneys-in-fact, executors,
                                        administrators, etc. should so
                                        indicate. If the shareholder is a
                                        corporation or partnership, please
                                        sign in full corporate or
                                        partnership name by authorized
                                        person.


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Please fill in one of the boxes as shown using black or                   [X]
blue ink or number 2 pencil.
PLEASE DO NOT USE FINE POINT PENS.


This proxy will be voted as specified below with respect to the action to be taken on the following proposals. In the absence of any specification, this proxy will be voted "FOR" the proposals. This proxy will be voted in the designated proxy holder's discretion as to other matters that come before the Special Meeting.

The Board of Trustees of the Trust unanimously recommends that you vote FOR each proposal.


PROPOSAL 1
                                                      FOR    AGAINST    ABSTAIN
                                                      [ ]      [ ]        [ ]
(1)   To approve an Agreement and Plan of
      Reorganization providing for the transfer of all of the assets and all liabilities of the Riverfront Target Fund in exchange for shares of a corresponding series of Armada
      Funds. The shares so received will be
      distributed to shareholders of the
      Riverfront Target Fund and the Riverfront
      Target Fund will be terminated as soon as practicable thereafter.



PROPOSAL 2
                                                      FOR    AGAINST    ABSTAIN
                                                      [ ]      [ ]        [ ]
(1)   To approve a new investment advisory
      agreement between the Trust, on behalf of the Riverfront Target Fund, and National
      City Investment Management Company.



                    PLEASE SIGN AND DATE ON THE REVERSE SIDE.